 Exhibit 99.1

SITO Mobile Reports 30% Increase in Revenue for the Third Quarter

New senior leadership accelerating insights-driven strategy with focus on larger, multi-year revenue opportunities

JERSEY CITY, N.J., November 14, 2017 -- SITO Mobile Ltd. (NASDAQ:SITO), an insights-driven Consumer Behavior and Location Sciences™ company, announced today its financial results for the third quarter and nine month periods ended September 30, 2017.

Three Months Ended September 30, 2017 and Recent Business Highlights

•	Total revenue increased 30% to $11.1 million compared to $8.6 million in the corresponding period of 2016

•	Net loss of $2.7 million compared to net income of $502,000 in the corresponding period of 2016. The net loss reflects, among other things, approximately $591,000 in increased amortization expense due to a non-recurring change in the useful life of the company’s patent portfolio

•	Generated Adjusted EBITDA of $296,000 for the quarter

•	Signed a multi-year partnership with Bell Media, Canada’s leading content company, establishing SITO as its preferred partner for mobile data-driven audience insights and mobile advertising solutions in Canada

•	Appointed former CEO of ESPN and NFL Network Steve Bornstein and Nickelodeon Group CFO Karen Seminara to the Board of Directors

Tom Pallack, SITO’s Chief Executive Officer commented, “I am encouraged with the progress that our company has made to re position our location-based, proprietary data-driven mobile solutions to focus on larger and more significant customers. We are advancing larger engagement opportunities with Fortune 500 brands and leading agencies that leverage our proprietary location-data technology and real-time insights to more effectively manage and deploy media campaigns.”

“Q3 represented a record revenue quarter for SITO primarily based on our core media business, and we delivered quarter-over-quarter growth,” Pallack continued. “In addition, during, and subsequent to the end of the third quarter, we closed a number of multi-year transactions, each of which are substantially larger than any transaction in SITO’s history. Based on our bookings to date, we expect fourth quarter revenues to increase year-over-year and be sequentially higher than the third quarter, and our operating and net losses should narrow in the absence of non-recurring costs related to activities that occurred and concluded in the third quarter.”

Pallack concluded, “Strategically, the addition of Steve Bornstein, the former CEO of ESPN, ABC Inc, and the NFL Network and Karen Seminara, the CFO of the Nickelodeon Group, to our Board of Directors is significant, and their respective experience, relationships and history of success, will add value to our company. In addition we also appointed Bruce Rogers, Chief Insights Officers for Forbes as the inaugural member of our newly established CMO advisory group, which will help influence SITO’s vision and product roadmap, while contributing valuable thought-leadership to the industry regarding the impact of digital on consumer engagement and experiences across industries.”

Third Quarter Financial Summary

Total revenue for the three months ended September 30, 2017 increased 30%, or $2.5 million, to $11.1 million compared to $8.6 million in the corresponding period of 2016. This increase was primarily driven by an increase in the number of campaigns and average campaign size as the company continues to expand its direct sales force and increase its customer base.

Gross profit for the three months ended September 30, 2017 was $5.7 million, or 51.8% of total revenue, compared to $4.8 million, or 56.0% of total revenue, in the corresponding period of 2016. The decrease in gross profit margin was primarily driven by an increase in vendor costs and continued depreciation and amortization expense of the company’s mobile engagement technology platforms resulting in a lower gross profit margin compared to the prior year period.

Loss from operations for the three months ended September 30, 2017 was $2.1 million, which reflects, among other things, $591,000 in increased amortization expense due to a non-recurring change in the useful life of the company’s patent portfolio.

Net loss for the three months ended September 30, 2017 was $2.7 million, or ($0.12) per basic and diluted share, compared to net income of $502,000, or $0.03 per basic and diluted share, in the corresponding period of 2016.

Adjusted EBITDA* for the three months ended September 30, 2017 was $296,000 compared to $1.1 million in the corresponding period of 2016.

* SITO Mobile has presented Adjusted EBITDA, a non-GAAP measure, because many of our investors use these non-GAAP measures to monitor the company's performance. Generally, a non-GAAP financial measure is a quantitative assessment of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. It should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

Year to Date Financial Summary

Total revenue for the nine months ended September 30, 2017 increased 29.8%, or $6.5 million, to $28.5 million compared to $22.0 million in the corresponding period of 2016. This increase was driven primarily by an increase in the number of campaigns and average campaign size as the company continues to expand its direct sales force and increase its customer base.

Gross profit for the nine months ended September 30, 2017 was $14.2 million, or 49.6% of total revenue, compared to $12.0 million, or 54.6% of total revenue, in the corresponding period of 2016. The increase in gross profit was primarily driven by increased revenues, which was partially offset by an increase in cost of revenues due to the entry into a material media placement contract that contained some lower margin revenue, a slight increase in vendor costs and continued depreciation and amortization expense of the company’s mobile engagement technology platforms resulting in a lower gross profit margin compared to the prior year period.

Loss from operations for the nine months ended September 30, 2017 was $7.6 million, which reflects, among other things $591,000 in one-time expenses related to increased amortization expense due to a non-recurring change in the useful life of the company’s patent portfolio.

Net loss for the nine months ended September 30, 2017 was $9.2 million, or ($0.44) per basic and diluted share, compared to net income of $56,000, or $0.00 per basic and diluted share, for the corresponding period of 2016. The decline in net income was primarily due to the $2.1 million increase in gross profit offset by a $2.8 million increase in general and administrative costs excluding certain non-recurring expenses, a $2.9 million increase in sales and marketing expense, and a $3.7 million increase in non-recurring general and administrative costs.

Cash used in operations for the nine months ended September 30, 2017 was $4.3 million compared to $570,000 for the corresponding period of 2016.

Adjusted EBITDA* for the nine months ended September 30, 2017 was a loss of $1.5 million compared to income of $1.5 million in the corresponding period of 2016.

Balance Sheet Summary

The Company ended the quarter with $2.6 million in cash, cash equivalents and marketable securities compared to $8.7 million at December 31, 2016. Management believes current cash levels and cash flows from future operations will be adequate to meet anticipated working capital needs, anticipated levels of capital expenditures and contractual obligations for the next 12 months.

Conference call information:

Date: Tuesday, November 14, 2017

Time: 4:30 p.m. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-8293

Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

The conference call will also be webcasted live on the Investor Relations section of SITO’s IR web site at http://ir.sitomobile.com/ir-calendar.

 To join the live conference call, please dial into the above referenced telephone numbers five minutes prior to the scheduled conference call time.

A replay will be available for two weeks beginning on November 14, 2017 at approximately 8 p.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13673112.

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

About Non-GAAP Financial Measures

We present EBITDA and Adjusted EBITDA and in this press release to provide a supplemental measure of our operating performance. We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, and Adjusted EBITDA, as EBITDA before stock based compensation, certain non-recurring professional expenses related to contested solicitations pending or threatened against the Company, investigations of former executives, class action lawsuits, section 382 rights plan, and direct registered public offerings. We believe EBITDA and Adjusted EBITDA are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 3017, and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.

Released November 14, 2017

SITO Mobile, Ltd.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue
Media placement	$10,916,126	$8,424,099	$28,163,712	$21,583,479
Licensing and royalties	155,795	127,196	357,291	388,561
Total revenue	11,071,921	8,551,295	28,521,003	21,972,040

Costs and Expenses
Cost of revenue	5,342,189	3,759,675	14,364,112	9,973,728
Sales and marketing	3,395,943	2,870,828	10,607,985	7,685,561
General and administrative	3,732,184	1,356,537	10,150,616	4,236,541
Depreciation and amortization	713,903	153,696	996,590	458,072

Total costs and expenses	13,184,219	8,140,736	36,119,303	22,353,902

(Loss) income from operations	(2,112,298)	410,559	(7,598,300)	(381,862)

Other Income (Expense)
Interest expense	(555,288)	(436,782)	(1,299,049)	(1,321,673)

Net (loss) before income taxes	(2,667,586)	(26,223)	(8,897,349)	(1,703,535)

Provision for income taxes	-	-	-	-

Net (loss) from continuing operations	(2,667,586)	(26,223)	(8,897,349)	(1,703,535)
Discontinued Operations
Income (loss) from operations of discontinued component	2,788	527,723	(312,844)	1,759,594
Income tax benefit	-	-	-	-

Net income (loss) from discontinued operations	2,788	527,723	(312,844)	1,759,594

Net (loss) income	$(2,664,798)	$501,500	$(9,210,193)	$56,059

Basic net income (loss) per share
Continuing operations	(0.12)	(0.00)	(0.42)	(0.10)
Discontinued operations	0.00	0.03	(0.01)	0.10
Basic net loss per share	$(0.12)	$0.03	$(0.44)	$0.00

Basic weighted average shares outstanding	21,597,130	17,433,011	20,994,017	17,714,960

Diluted earnings (loss) per share
Continuing operations	-	(0.00)	-	(0.09)
Discontinued operations	-	0.03	-	0.09
Diluted net earnings (loss) per share	-	$0.03	-	$0.00

Diluted weighted average shares outstanding	-	19,573,308	-	19,762,037

SITO Mobile, Ltd.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$2,585,453	$8,744,545
Accounts receivable, net	12,975,448	8,842,256
Other prepaid expenses	1,410,624	229,039
Assets from discontinued operations, net	14,861	870,716

Total current assets	16,986,386	18,686,556

Property and equipment, net	468,308	410,688

Other assets
Capitalized software development costs, net	1,666,814	1,698,992
Intangible assets:
Patents	746,075	461,730
Patent applications cost	-	854,088
Other intangible assets, net	1,235,757	1,439,007
Goodwill	6,444,225	6,444,225
Other assets including security deposits	92,420	150,038

Total other assets	10,185,291	11,048,080

Total assets	$27,639,985	$30,145,324

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,261,331	$3,184,237
Accrued expenses	3,282,101	2,180,944
Deferred revenue, current portion	1,840,039	245,407
Current obligations under capital lease	3,642	3,446
Note payable, net - current portion	-	2,896,893
Liabilities from discontinued operations, net	170,225	607,236

Total current liabilities	11,557,338	9,118,163

Long-term liabilities
Obligations under capital lease	-	2,756
Deferred revenue, noncurrent portion	900,616	-

Note payable, net	-	3,952,827

Total long-term liabilities	900,616	3,955,583

Total liabilities	12,457,954	13,073,746

Commitments and contingencies - See notes 16

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized,
20,950,460 shares issued and outstanding as of September 30, 2017 and $.001 par value; 100,000,000 shares authorized,
20,681,047 shares issued and outstanding as of December 31, 2016	21,949	20,680
Additional paid-in capital	165,149,086	157,829,709
Accumulated deficit	(149,989,004)	(140,778,811)

Total stockholders' equity	15,182,031	17,071,578

Total liabilities and stockholders' equity	$27,639,985	$30,145,324

SITO Mobile, Ltd. Reconciliation of GAAP Net Income to Adjusted EBITDA

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net (loss) income	$(2,664,798)	$501,500	$(9,210,193)	$56,059
Net income (loss) from discontinued operations	2,788	527,723	(312,844)	1,759,594
Net (loss) from continuing operations	(2,667,586)	(26,223)	(8,897,349)	(1,703,535)
Adjustments to reconcile net income (loss) to EBITDA:
Depreciation and amortization expense included in costs and expenses:
Amortization included in cost of revenue	228,782	177,449	666,876	463,547
Depreciation and other amortization	713,903	153,696	996,590	458,072
Total depreciation and amortization expense	942,685	331,145	1,663,466	921,619
Interest expense	555,288	436,782	1,299,049	1,321,673
Provision for income taxes	-	-	-	-

EBITDA	(1,169,613)	741,704	(5,934,834)	539,757

Adjustments to reconcile EBITDA:
Stock based compensation expense included in costs and expenses:
Sales and marketing	235,104	70,439	474,386	218,763
General and administrative	487,064	304,095	843,270	712,434
Total stock based compensation expense	722,168	374,534	1,317,656	931,197

Certain non-recurring expenses	743,769	-	3,156,782	-

Adjusted EBITDA	$296,324	$1,116,238	$(1,460,396)	$1,470,954